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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF ALLIANCE LAUNDRY SYSTEMS LLC
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      NAME OF SUBSIDIARY                                PLACE OF INCORPORATION
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1. Alliance Laundry Corporation                                 Delaware
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2. Alliance Commercial Appliance                                Delaware
   Receivables LLC
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3. Alliance Commercial Appliances                               Delaware
   Finance LLC
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4. Alliance Laundry S.A.                                        Argentina
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5. Alliance Laundry Receivables                                 Delaware
   Warehouse LLC
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6. Alliance Laundry Equipment                                   Delaware
   Receivables LLC
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